Exhibit 10.40

STATE OF ALABAMA )
SHELBY COUNTY )	LEASE AGREEMENT
OFFICE SPACE

IN:	EWE, Inc., d/b/a Cumberland Centre
2683 Pelham Parkway (partial) and
2685-A Pelham Parkway
Pelham, Alabama 35124

COMMERCIAL REAL ESTATE LEASE

THIS AGREEMENT, made and entered into this the 21st day of September, 2004.

BY AND BETWEEN

EWE, Inc., an Alabama Corporation, offices at 2685-B Pelham Parkway, Pelham, Alabama 35124, (hereinafter called “LESSOR”),

and

Durect Corporation, a Delaware Corporation, offices at 10240 Bubb Road, Cupertino, CA 95014. (hereinafter called “LESSEE”).

WITNESSETH:

PREMISES	1.	The LESSOR does hereby rent and lease to the LESSEE the following described space in the above subject buildings located at the referenced address, hereinafter called the “Premises” (current sketches of the Premises are attached in Exhibit A):

Building 2683 Pelham Parkway, Pelham, Alabama 35124. The total current conditioned space is approximately 3,900 square feet downstairs and the total unconditioned warehouse/storage space is approximately 2,750 square feet for a total lease space in building 2683 Pelham Parkway of approximately 6,650 square feet. An additional 2750 square feet of space which is available for buildout as conditioned office space upstairs in this building 2683 is not included in this lease and may be used by LESSOR or separately leased by LESSOR at any time to another prospective tenant, provided however, that LESSEE shall have the first right of refusal to lease this additional space at the same rental rate per square foot as applicable in Section 6 within fifteen (15) days of being notified by
LESSOR of another prospective tenants desire to lease said space.

Building 2685-A Pelham Parkway, Pelham, Alabama 35124. The total conditioned space is approximately 2,250 square feet.

The total lease space in buildings 2683 and 2685-A is approximately 8,900 square feet.

USE	2.	LESSEE’s business is the development and manufacturing of medical-grade biodegradable polymers and controlled drug-delivery products. LESSEE warrants that its business is conducted only with a proper business license, and in accordance with all applicable rules, laws, and regulations. Premises, subject to existing easements, if any, shall be used for laboratory, general offices, light manufacturing, such as but not limited to pharmaceuticals, medical devices or biodegradable polymers, and warehouse storage and for no other purpose. Premises shall not be used for any illegal purposes; or in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the current rate of insurance on the Premises.

TERM	3.

The term of this Lease shall be for five (5) years, to commence on the 1st day of October, 2004 or ten (10) days after “Delivery of Premises”, whichever first occurs. LESSEE’s obligation to pay rent shall commence on the day and date when the term of this Lease commences.

OPTION TERM	4.

Contingent upon LESSEE satisfying all of the following conditions, LESSEE is hereby granted an option to extend the lease term for one (1) additional period of five (5) full twelve (12) month Lease Years each (the “Extension Term”). The LESSEE may exercise such option by giving written notice to the Landlord at least one hundred eighty (180) days prior to the expiration of the Term.

Such conditions being that:

(i) LESSEE shall not be in breach of this base beyond any applicable cure period.

(ii) LESSEE shall have given notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the Term of LESSEE’s exercise of the option for the Extension Term; and

Time is of the essence in the exercise of this option and should LESSEE fail to exercise such option by timely notice, such option shall lapse.

In the event that LESSEE effectively exercises the option herein granted, then all of the terms and provisions of the Lease as are applicable during the Term shall likewise be applicable during the Extension Term, except:

(a) LESSEE shall have no further right to renew or extend the lease term after the expiration of the Extension Term;

(b) The rent payable during the Extension Term shall be 95% of the fair market value (“FMV”) for rental of the Premises on the date LESSEE exercises its option hereunder, provided that the rent payable during the Extension Term shall not be less than the rent last payable by LESSEE during the Term and furthermore, the annual rent payable during the Extension Term shall be adjusted to provide for a 3% increase on each anniversary of the commencement of the Extension Term. LESSOR and LESSEE shall negotiate FMV within thirty (30) days following LESSEE’s written notice as set forth above. In the event LESSOR and LESSEE cannot agree upon FMV within the thirty-day period set forth above, then each party shall within five (5) days, appoint a licensed commercial real estate broker who is active in commercial and industrial leasing in Pelham, AL and the two brokers so appointed shall meet within twenty-one (21) days of the second broker’s appointment to make a determination of FMV. The determination of the brokers as set forth herein shall be binding upon LESSOR and LESSEE. If the two brokers cannot reach agreement within five (5) days of their initial meeting, then the two shall immediately thereafter appoint a third broker with the same qualifications and within twenty-one (21) days of the third brokers’ appointment, all three brokers shall meet to make a determination of FMV. If agreement cannot be reached, then the two closest opinions of FMV shall be averaged, and the resulting figure shall become the monthly rent for the Extension Term and be binding on LESSOR and LESSEE. LESSOR and LESSEE shall pay the fee of their respective broker and shall share the cost of the third broker, if necessary. Determination of FMV shall not include any interior improvements made at LESSEE’s sole expense of which LESSOR requires LESSEE to remove prior to the expiration or earlier termination of this Lease.

References in this Lease to the “term” or the “lease term” shall be understood to refer to both the Term and (if LESSEE’s option therefore is effectively exercised in accordance with the provisions hereof) also the hereinabove stated Extension Term unless such interpretation is expressly negated.

HOLDING OVER	5.

If LESSEE remains in possession after expiration of the term hereof, with LESSOR’s acquiescence and without any distinct agreement of parties, LESSEE shall be a month-to-month tenant; and there shall be no renewal of this Lease by operation of law.

RENTAL	6.

The LESSEE agrees to pay each month, as rent for the Premises to EWE, Inc., Cumberland Centre, 2685-B Pelham Parkway, Pelham, Alabama 35124, or such other place as the LESSOR may designate, monthly the following sums:

		PERIOD MONTHLY ANNUAL RENTAL Year 1 $7,965.00 $95,580.00 Year 2 $8,204.00 $98,448.00 Year 3 $8,450.00 $101,400.00 Year 4 $8,704.00 $104,448.00 Year 5 $8,965.00 $107,580.00

Which sums shall be payable in advance on the first day of each month during the rental period of this Lease, or sooner, if accelerated under the subsequent provisions hereof. In the event the rental to be paid hereunder is not paid when due, within five (5) days after written notice that rent is overdue, the LESSOR shall have the right to impose a late penalty of five percent (5%) of the amount past due. Said five percent (5%) late rent penalty shall be payable by LESSEE immediately upon receiving notice in writing from the LESSOR or his Agent that rent is past due, and demanding payment of such past due rents, plus penalties.

DELAY OF POSSESSION	7.

For the purposes of this Agreement, “Delivery of Premises” shall occur immediately on signing this Agreement or when the building inspector shall issue a certificate of occupancy. If the Lease is executed before the Premises herein become ready for occupancy and LESSOR cannot acquire and/or deliver possession of the Premises by the time the term of this Lease is fixed herein to begin, LESSEE waives any claim for damages due to such delay and LESSOR waives the payment of any rental until LESSOR delivers possession to LESSEE. If there shall be a delay in the construction or repair of the Premises caused by strikes, lockouts, riots, acts of God, shortages of labor or materials, national emergency, governmental regulations, or any other cause or causes beyond LESSOR’s control, such delay shall not be in violation of this Lease and the time period set forth in the Lease for any such work shall at LESSOR’s option be extended for a period of time equal to the period of delay.

POSSESSION DELIVERED	8.

It is agreed that the LESSEE’s act of taking possession of the Premises after inspection of same shall be regarded as conclusive proof that the same are in good repair and in satisfactory condition. The LESSOR makes no representation or warranty that the Premises are suitable for the purposes for which the same are rented. Notwithstanding the above, LESSOR represents that the Premises are in good condition and repair, the roof water tight and in good condition, and all operating systems in good order and repair.

GOOD ORDER AND REPAIR	9.

A) LESSEE shall, at all times during the term of this lease, and at its own cost and expense, repair, replace, and maintain in good, safe, and substantial condition, all buildings and any improvements thereto on the leased Premises, and shall use all reasonable precaution to prevent waste, damage or injury to the leased Premises.

B) If LESSEE shall fail or neglect to make any repair, LESSOR shall have the right to do so at LESSEE’s expense upon thirty (30) days prior written notice to LESSEE. LESSEE shall reimburse LESSOR for such repairs as LESSOR makes or causes to be made on the first day of the month following the presentation of LESSOR of a statement for same.

C) At the end of the term of this lease, or the renewal date thereof, or its sooner termination, LESSEE shall return to the LESSOR the leased Premises in original condition, less ordinary wear and tear.

LESSEE’S CARE	10.

LESSEE shall be liable for and shall hold LESSOR harmless in respect of damage or injury to the leased Premises, or the person or property of the LESSEE, or the person or property of LESSOR’s other tenants, or anyone else, if due to the act or neglect of LESSEE or anyone in his control or employ. LESSEE shall within a reasonable time of discovery report orally or in writing, and if orally followed in writing within 30 days of oral report, to LESSOR any defective condition known to it and failure to so report shall make LESSEE responsible for all damages resulting from the failure to report such defective conditions. All personal property upon the Premises shall be at the risk of LESSEE only, and LESSOR shall not be liable for any damage thereto or theft thereof.

ALTERATIONS AND IMPROVEMENTS	11.

LESSEE will make no alteration in, or additions to, said Premises without first obtaining the LESSOR’s written consent except for alterations that cost less than $20,000 and do not affect the structural parts of the building. All erections, additions, fixtures and improvements, (except only the moveable office, lab, and other furniture, and movable partitions and equipment, including modular clean rooms of the LESSEE) made in or upon said Premises, either by the LESSEE or the LESSOR, shall be the LESSOR’s property, and shall remain upon said Premises at the termination of said term by lapse of time or otherwise, without compensation to the LESSEE.

SURRENDER OF PREMISES	12.	LESSEE agrees to surrender to LESSOR, at the end of the term of this Lease and/or upon any cancellation of this Lease, said leased Premises in as good condition as said Premises were at the beginning, of the term of this Lease, ordinary wear and tear excepted. LESSEE agrees that, if LESSEE does not surrender to LESSOR said leased Premises at the end of the term of this Lease, or upon cancellation of the term of this Lease, then LESSEE will pay to LESSOR all damages the LESSOR may suffer on account of LESSEE’s failure to so surrender the possession of said leased Premises and will indemnify LESSOR on account of delay of LESSOR in delivering of said Premises to any succeeding LESSEE insofar as such delay is occasioned by failure of LESSEE to so surrender said Premises. For each month and/or fractional part thereof LESSOR may charge LESSEE for failure to so surrender the possession of said Premises an amount equivalent to one and one-half (1-1/2) times the monthly rental due the last month of the Lease Term and payable to LESSOR on demand made to LESSEE by LESSOR.

TAXES	13.

LESSOR shall pay ad valorem real property taxes on the leased Premises. LESSEE shall pay all personal property taxes, franchise taxes, and other taxes and assessments due or that may become due on any part of the leased Premises, when due, and shall not allow any such taxes or assessments to ever form a lien on any part of the leased Premises. If LESSEE should fail to pay when due any tax or assessment on LESSEE’s personal property which might form a lien on any part of the leased Premises, LESSOR may pay same and bill LESSEE for same, which LESSEE shall pay within ten (10) days following presentation of a statement for same to LESSEE.

UTILITIES	14.

A. LESSOR also agrees that it shall furnish a reasonable amount of general office trash pickup to LESSEE consistent with that provided to other tenants. Such trash shall not include any chemical, manufacturing, or hazardous materials, or any other waste unsuitable for disposal in municipal landfills. It is specifically agreed that LESSOR undertakes to furnish only a reasonable amount of trash collection consistent with that provided other tenants and that LESSOR reserves the right to adjust the monthly rental to reflect the cost of any extraordinary or excessive trash collection required by LESSEE.

B. All other utilities, including but not limited, to electricity, natural gas, water, telephones, cable television, and internet access are at the sole expense of LESSEE.

C. All applications and connections for necessary utility services on the leased Premises shall be made in the name of the LESSEE only, and LESSEE shall be solely liable for such utility charges as they become due. LESSEE shall hold LESSOR harmless for any lien placed on the leased Premises because of any unpaid utility charge or charges, and shall repay LESSOR for any such charges that LESSOR pays to prevent or remove any lien on the leased Premises on the first day of the month following presentation of a statement for same to LESSEE.

REGULATIONS, LAWS, AND INSURANCE	15.

LESSEE shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county, and city governments, and of any and all their departments and bureaus, applicable to the use of said Premises and shall also promptly comply with and execute all rules, order and regulations of the Fire Underwriters’ Association for the Prevention of Fires at LESSEE’s own cost and expense as to any alterations by LESSEE.

A. During the term of this lease and during any extension or renewal thereof, LESSEE shall obtain and maintain at its expense the following types and amounts of insurance:

1) PROPERTY INSURANCE. LESSEE shall keep all improvements, and equipment on the leased Premises, including all alterations, and additions, insured against loss of damage by fire, smoke, explosion, rain, wind, flood, lightning, vandalism, theft, water, falling objects, missiles of any description, and collision with any vehicle or object (including wind driven objects and debris). The insurance shall be in an amount of at least 90% of the replacement value for such improvements and additions and alterations or other appurtenances including all damages from sign, glass, awnings, fixtures and situated on, in or used in connection with the Premises.

2) PUBLIC LIABILITY INSURANCE. LESSEE shall procure and maintain insurance against liability for bodily injury and property damage with minimum limits of liability of not less than $1,000,000.00 in respect to injuries to any one person, not less than $1,000,000.00 in respect to any one accident, and not less than $500,000.00 in respect to property damage. LESSOR shall be named as additional insured on LESSEE’s policy.

3) OTHER INSURANCE. If not included in the policies provided for above, LESSEE shall procure separate and additional policies of insurance to insure against plate glass damage in the leased Premises, if any.

A) All insurance provided by LESSEE as required above shall be carried in favor of LESSOR and LESSEE as their respective interests may appear. All insurance shall be written with responsible companies satisfactory to LESSOR, and LESSEE shall provide LESSOR with copies or certificates of all policies required herein and a receipt showing one year’s paid-up premium on same. All policies shall require thirty (30) days’ notice by certified or registered mail to LESSOR of any cancellation or change affecting any interest of LESSOR.

B) If LESSEE shall fail or refuse to provide any insurance required above, LESSOR may either terminate the lease at once by written notice to LESSEE by mail or hand delivery (effective upon mailing, or upon receipt by hand delivery), or procure the required insurance and bill LESSEE for same. LESSEE shall pay LESSOR for any insurance so procured by LESSOR on the first day of the month following LESSOR’s presentation to LESSEE of a statement for same.

C) Additionally, LESSEE agrees to pay any increase in the amount of LESSOR’s insurance premiums on the Premises over and above the rate now in force that may be caused by LESSEE’s use or occupancy of the Premises.

DESTRUCTION OR DAMAGE	16.	In the case the leased Premises are injured or damaged by fire or other cause as to be untenantable, LESSOR shall have the right at its option to either terminate this Lease or to repair and restore the Premises within one hundred eighty (180) days to a tenantable condition, and the rent shall abate during the period said Premises are untenantable. Should said Premises not be restored within one hundred eighty (180) days from the date of the fire or other cause rendering them untenantable, the LESSEE shall have the option to terminate this Lease by giving fifteen (15) days notice of his intent to do so, and this Lease shall be terminated on the day so designated by LESSEE unless the LESSOR makes the Premises tenantable in the interim.

CONDEMNATION	17.	In the event LESSOR, during the term of this Lease, shall be required by the City, County, State, the order or decree of any court, or any other governmental authority, to repair, alter, remove, condemn, reconstruct, or improve any part of the Premises then such repairing, alterations, removal, reconstruction or improvement may be made by and at the expense of the LESSOR, and shall not in any way affect the obligations or covenants of the LESSEE herein contained, and the LESSEE hereby waives all claims for damages (except abatement of rent as provided for below) because of such repairing, alterations, removal, reconstruction or improvement; provided, however, that should the repairs, alterations, removal, reconstruction or improvements required, ordered or decreed render said Premises, or the building wherein they are located, untenantable thereby, unless said repairs, alterations, removal, reconstruction or improvements be made within ninety (90) days after the date of the notice of requirements order or decree, then either party hereto, upon written notice to the other party given not later than one hundred (100) days after the date of said notice of requirement, order, or decree, may terminate this Lease, in which case rent shall be apportioned and paid to the date said Premises or building were rendered untenantable. The LESSOR shall be entitled to receive all of the proceeds of any total or partial taking of the Premises by eminent domain or condemnation, including any part of such award as may be attributed to the unexpired leasehold interest or other rights of the LESSEE in the Premises, and the LESSEE hereby assigns and transfers to the LESSOR all the LESSEE’s rights to receive any part of such proceeds.

INDEMNITY OF LESSOR	18.	LESSEE covenants, throughout the term of this Lease, or any extension thereof, to protect and save harmless the LESSOR, his servants, agents and employees, partners, their respective heirs, executors, administrators, or personal representatives from any and all liability for, including but not limited to, claims for damages to the, improvements, and equipment on the leased Premises, including all alterations, and additions, uninsured losses or insurance deductibles, losses due to business interruption, or injury or death of persons, sustained by LESSEE, his agents, assigns or employees, or by any third party, in, on, or about the leased Premises.

PERSONAL PROPERTY	19.

All personal property of LESSEE in the leased Premises shall be and remain at LESSEE’s personal risk, and LESSOR shall not be liable for any damages to nor loss of such personal property arising from acts of negligence of any other persons; nor from the leaking of the roof; nor from the bursting, leaking, or overflowing of water, sewer, or steam pipe; nor from the heating or plumbing fixtures; nor from electric wires or fixtures; nor from any other cause whatsoever.

If the LESSEE shall not remove all his effects from said Premises at any termination of this Lease, LESSOR may, at its option, remove all or part of said effects in any manner that LESSOR shall choose and store the same without liability to LESSOR for all expenses incurred either in such removal or the cost of storage of said effects. If said effects are not claimed within thirty (30) days after termination of the Lease and storage has not been paid, LESSOR may cause effects to be sold to satisfy the costs of storing said effects and payment of past due rents. Upon any termination of this Lease wherein LESSEE shall be liable in any amount due under this Lease from LESSEE to LESSOR, (including the expense of the removal and sale), any surplus shall be remitted to LESSEE.

DEFAULT REMEDIES	20.

In the event:

(a)    The rent specified in Paragraph Seven (7) is not paid at the time (within ten (10) days) of written notice to LESSEE that rent is past due and place due;

(b)    the leased Premises shall be deserted or vacated;

(c)    the LESSEE shall fail to comply with any term, provision, condition, or covenant of this Lease, other than payment of rent, or any of the Rules and Regulations now or hereafter established for the government of the building, and shall not cure such failure within thirty (30) days after notice of the LESSEE of such failure to comply;

(d)    any petition is filed by or against LESSEE under any section or chapter of the National Bankruptcy Act, as amended;

(e)    LESSEE shall make an assignment for benefit of creditors;

(f)     LESSEE shall become insolvent or make a transfer in fraud of creditors;

(g)    a receiver is appointed for a substantial part of the assets of LESSEE;

(h)    the leasehold interest is levied on under execution;

In any such events, upon giving twenty-four (24) hours written notice to LESSEE, LESSOR shall have the option to do any of the following, in addition to, and not in limitation of, any other remedy permitted by law or by this Lease:

(i) terminate this Lease, in which event LESSEE shall immediately surrender the Premises to LESSOR, but if LESSEE shall fail so to do, LESSOR may, without further notice and without prejudice to any other remedy LESSOR may have for possession or arrearages in rent or damages for breach of contract, enter upon the Premises and expel or remove LESSEE and his effects, by force if necessary, without being liable to prosecution or any claim for damages therefor, and LESSEE agrees to indemnify LESSOR for all loss and damage which LESSOR may suffer by reason of such lease termination, whether through inability to relet the Premises or through decrease in rent, or otherwise; in the event of such termination, LESSOR may, at its option declare the entire amount of the rent which would be due and payable during the remainder of the term of this Lease to be due and payable immediately, in which event, LESSEE agrees to pay the same at once, together with all rents theretofore due, at the office of EWE, Inc. provided, however, that such payments shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute a payment in advance of the rent for the remainder of said term. Upon making such payment LESSEE shall receive from LESSOR all rents received by LESSOR from other tenants on account of said Premises during the term of this Lease, provided, however, that the monies to which the LESSEE shall become so entitled shall in no event exceed the entire amount payable by LESSEE to LESSOR under the preceding sentence of this subparagraph.

(ii) enter the leased Premises as the agent of the LESSEE, by force if necessary, without being liable to prosecution or any claim for damages therefor, and relet the Premises as the agent of the LESSEE, and receive the rent therefor, and the LESSEE shall pay the LESSOR any deficiency that may arise by reason of such re-letting, on demand, at any time and from time to time at the office of EWE, Inc.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law.

RIGHT OF ENTRY	21.	LESSOR, or any of his agents, shall have the right to enter said Premises during normal working hours to examine the same or to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit the Other Space, or to exhibit said Premises at any time within one hundred eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing plaques, signs, fixtures, alterations, or additions which do not conform to this Agreement.

ASSIGNMENT	22.	Neither LESSEE nor its successors or assigns shall assign, mortgage, pledge, or encumber this lease or sublet the Premises in whole or in part, or permit the Premises to be occupied or used by others, nor shall this lease be assigned or transferred by operation of law without the prior written consent of LESSOR in each instance, which consent shall not be unreasonably withheld. If the lease is assigned or transferred, or if all or part of the premises are sublet or occupied by anyone other than LESSEE, LESSOR may, after default by LESSEE, collect rent from the assignee, transferee, subtenant, or other occupant and apply the net amount collected to the rent reserved herein, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any agreement or condition thereof, or the acceptance of the assignee, transferee, subtenant, or occupant as a new lessee. Notwithstanding anything to the contrary in this Lease, LESSEE may, without LESSOR’s prior written consent assign the Lease to: (i) a successor corporation related to the LESSEE by merger, consolidation, non-bankruptcy reorganization, or (ii) a purchaser of substantially all of LESSEE’s assets. The above is referenced as a “Permitted Transfer” LESSEE shall continue to be liable hereunder in all respects after any Transfer, including without limitation a Permitted Transfer and those to which LESSOR consents, as though there had been no Transfer unless specifically released in writing by LESSOR.

ATTORNEY’S FEES	23.	LESSEE agrees to pay all attorney’s fees, court costs, and expenses the Lessor incurs in enforcing any of the obligations of the LESSEE under this Lease, or in any litigation or negotiation in which the LESSOR shall become involved through or on account of this Lease.

WAIVER	24.	No waiver of any condition or covenant of this Lease by LESSOR shall be deemed to imply or constitute a further waiver by LESSOR of any other condition or covenant of this Lease. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

RULES AND REGULATIONS	25.	The present rules and regulations in regard to the Premises are attached hereto and made a part hereof as

		though fully set out herein. LESSOR reserves the right to change these rules and regulations. The LESSEE shall faithfully observe and perform such rules and regulations, as modified or supplemented from time to time by the LESSOR, and the LESSEE shall further be responsible for the compliance with such rules and regulations by the LESSEE’s employees, its invitees, agents, servants, or visitors.

PARKING	26.	LESSOR has the right to designate and assign parking spaces for LESSEE and its employees.

SPECIAL STIPULATIONS	27.	LESSOR reserves the right to designate other agents or offices to collect the rents and all other monies due LESSOR under this Lease.

SECURITY DEPOSIT	28.	LESSEE agrees to deposit with LESSOR a sum equal to the first month’s rent ($7,965.00), as security for the faithful performance and observance by LESSEE of the terms, provisions and conditions of this Lease. It is agreed that in the event LESSEE defaults in respect of any of the terms, provisions, and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, LESSOR may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sums as to which LESSEE is in default or for any sum which LESSOR may expend or may be required to expend by reason of LESSEE’s default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other reentry by LESSOR. In the event that LESSEE shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security shall be returned to LESSEE without interest, after the expiration of the Lease and after delivery of entire possession of the Premises to LESSOR.

SUB-ORDINATION	29.	The LESSEE agrees that this Lease shall remain subject to and subordinate to all present and future mortgages

		affecting the Premises of which the leased Premises are a part, and the LESSEE shall promptly execute and deliver to the LESSOR such certificate or certificates in writing as the LESSOR may request, showing the subordination of this Lease to such mortgage or mortgages and in default of the LESSEE’s so doing, the LESSOR shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of the LESSEE, this authority being hereby declared to be coupled with an interest and to be irrevocable. Such subordination shall be subject to the nondisturbance of LESSEE if LESSEE is not in breach of the Lease.

LESSEE’S ESTOPPEL	30.	LESSEE shall from time to time, upon not less than 10 days’ prior written request by LESSOR, execute, acknowledge and deliver to LESSOR a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), the dates to which the rent and other charges have been paid and whether or not to the best of LESSEE’s knowledge LESSOR is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph of LESSOR’s interest or mortgagee of LESSOR’s interest or assignee of any mortgage upon LESSOR’s interest in the building.

EXCULPATION CLAUSE	31.	Notwithstanding anything to the contrary provided in this Lease or by law, it is specifically agreed and understood between the parties that there shall be absolutely no personal liability on the part of the LESSOR’s partners, their respective heirs, executors, administrators, or personal representatives with respect to any of the covenants and conditions of this Lease, and LESSEE or any other party claiming by, through or under; the LESSEE shall look solely to the interests of the LESSOR for the collection of any claim, demand, cost, expense, judgment or other judicial process requiring the payment of money for any default or breach by LESSOR of any of its obligations under this Lease. No other assets of LESSOR or its general partners shall be subject to levy, execution or other judicial process for the satisfaction of any claim of LESSEE.

ENVIRONMENTAL MATTERS	32.

Environmental Compliance. LESSEE and its agents and employees shall use the Premises and conduct any operations thereon in compliance with all applicable federal, state, and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative orders issued thereunder. Any hazardous substance(s) generated in the normal course of LESSEE’s business shall be stored and disposed of in compliance with all applicable federal, state, and local environmental statutes, regulations, ordinances and any permits, approvals or judicial or administrative orders issued thereunder.

Environmental Hazards. LESSEE covenants that:

(a)     Except in accordance with the first paragraph of this Section 32, no hazardous substances shall be disposed of, or otherwise deposited in or located on the Premises or the Project, including without limitation, the surface and subsurface waters of the Premises or the Project;

(b)    No activity shall be undertaken on the Premises or the Project which would cause:

(1)    the Premises or the Project to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise cause the Premises or the Project to be in violation of the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Section 6901 et seq,. or any similar state law or local ordinance;

(2)    a release or threatened release from any source on the Premises or the Project of Hazardous Substances from the Premises within the meaning of, or otherwise cause the Premises or the Project to be in violation of, the Comprehensive Environmental Response Compensation and Liability Act, as amended (“CERCLA”), 42 U.S.C. Section 9601 et seq., or any similar law or local ordinance or any other environmental law; or

(3)    the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any pollution emissions, which would require a permit under the Federal Water Pollution Control Act (“FWPCA”), 33 U.S.C. Section 1251 et seq., or the Clean Air Act (“CAA”), 42 U.S.C. Section 7401 et seq., or any similar state law or local ordinance;

(c)    There shall be no substances or conditions in or on the Premises or the Project which may support a claim or cause of action under RCRA, CERCLA, any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements or under any common law claim relating to environmental matters, or could result in recovery by any governmental or private party or remedial or removal costs, natural resources damages, property damages, damages in personal injuries or other costs, expenses or damages, or could result in injunctive relief arising from any alleged injury or threat of injury to health, safety, or the environment; and

(d)    Except in accordance with the first paragaraph of this Section 32, there shall be no storage tanks or release or threatened releases from such tanks located on the Premises or the Project.

For purposes of this Lease, “Hazardous Substances” shall mean any and all hazardous or toxic substances, hazardous constituents, contaminants, wastes, pollutants or petroleum (including without limitation crude oil or any fraction thereof), including without limitation hazardous or toxic substances, pollutants and/or contaminants as such terms are defined in CERCLA or RCRA; asbestos or material containing asbestos; and PCBs, PCB articles, PCB containers PCB N277.

NOTICES	33.	All notices herein authorized or required to be given to the LESSOR shall be sent by Registered or Certified Mail addressed to EWE, Inc, Cumberland Centre, 2685-B Pelham Parkway, Pelham, Alabama 35124, or to such other place as the LESSOR may from time to time designate in writing to LESSEE. All notices herein authorized or required to be given to the LESSEE shall be addressed to the LESSEE to the attention of Steven P. Damon, Durect Corporation, 10240 Bubb Road, Cupertino, CA 95014. Notwithstanding, written notice from the LESSOR, mailed or delivered to the Premises leased hereunder, after delivery of the Premises hereunder to LESSEE, shall also constitute sufficient notice to LESSEE to comply with the terms of this Agreement.

TERMINATION OF PRIOR LEASE; ENTIRE WRITTEN AGREEMENT	34.

The Commercial Real Estate Lease Agreement entered into by and between LESSOR and Absorbable Polymer Technologies, Inc. commencing the 1st day of March 2003 is hereby terminated effective upon the commencement of this Lease under Section 3. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto and it may be modified only by an agreement in writing, signed and sealed by LESSOR and LESSEE. No surrender of the Premises or of the remainder of the term under this Lease shall be valid unless accepted by LESSOR in writing.

This Agreement and all covenants, obligations and conditions hereof shall inure to the benefit of and shall be binding upon LESSOR, and LESSOR’s successors and assigns. This Agreement and all its covenants, obligations and conditions hereof also shall inure to the benefit of and be binding upon LESSEE and LESSEE’s heirs, executors, administrators, successors and assigns.

LAW	35.	This agreement shall be governed by the laws of the State of Alabama.

IN WITNESS WHEREOF,		LESSOR and LESSEE have hereunto set or caused to be set their respective signatures and seals on this, the day and year first above written.

LESSOR:

EWE, INC.

	By:	/s/
	Its:	Vice President

WITNESS:	LESSEE:

/s/	DURECT CORPORATION
Jean I Liu
Print Name:	By:	/s/
	Its:	CFO

RULES AND REGULATIONS

1.	Sidewalks, entries, passages, courts, corridors stairways, etc. shall not be obstructed by LESSEE or its clerks or used by them for other purposes than ingress and egress.

2.	All safes or other heavy articles shall be carried up or into the Premises only at such times and in such manner as shall be prescribed by LESSOR, and LESSOR shall in all cases have the right to specify the proper weight and position of any such safe or other heavy article. Any damage done to the building by installing or removing any safe or from overloading any floor in any way shall be paid by the LESSEE. Any repairs or restoration necessitated by defacing or injuring in any way part of the building by LESSEE, its agent(s) or servant(s) shall be paid by LESSEE.

3.	No sign, advertisement or notice may be inscribed, printed or affixed on any part of the inside or outside of said building unless of such color, size and style and in such place in or upon said building as shall be designated under prior approval therefor by LESSOR, but there shall be no obligation or duty on LESSOR to allow any sign, advertisement or notice to be inscribed, painted, or affixed on any part of the inside or outside of said building. No signs on the inside or outside of the building may be altered in any way by LESSEE. Signs on doors will be made for LESSEE by a manufacturer selected by the LESSOR, the cost of said sign paid by the LESSEE.

4.	No LESSEE shall do or permit anything to be done in the said Premises or bring or keep anything therein which will in any way increase the rate of fire insurance on said building or on property kept therein or obstruct or interfere with the rights of other LESSEEs or in any way injure or annoy them or conflict with the laws relating to fire or with any regulation of the Fire Department or with any insurance policy upon said building or any part thereof.

5.	No additional lock, hooks, or attachments shall be placed on any door or window of the building.

6.	No animals or birds, bicycles, or other vehicles shall be allowed in halls, corridors, elevators. or elsewhere in the building.

7.	The water closets, wash basins, sinks, and other apparatus shall not be used for any purpose than those for which they are constructed, and no sweepings, rubbish, or other substance shall be thrown therein nor shall anything be thrown by the tenants, their agents or employees out of the windows, doors, or other openings.

8.	The floors, skylights and windows that reflect or admit light into the corridors or passageways or to any place in said building shall not be covered or obstructed by any of the tenants.

9.	All tenants and occupants must take care not to leave their windows open when it rains, hails, sleets or snows or in high winds, and for any fault or carelessness in these respects or any of them, shall make good all injuries or damages sustained by other tenants and to the owner resulting from such default or carelessness.

10.	If any LESSEE desires telephone, telephonic, or other electronic connections. the LESSOR or its agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted.

11.	No shade or awning shall he put up, no painting done, or any alterations made in any part of the building by putting up or changing any partitions, doors, or windows, nor shall there be any nailing, boring, screwing into woodwork, walls, or plastering, except for reasonable hanging of pictures, and clocks, nor shall there be any engine, boiler, or other machinery on the Premises without the prior written consent of the LESSOR in each and every instance.

12.	LESSEE, its employees, clerks or servants shall not use the Premises for the purpose of lodging rooms or for any immoral or unlawful purposes.

13.	No room or rooms shall be occupied or used for sleeping or lodging apartments or for any other purpose than the purpose for which same is leased at any time.

14.	No tenant shall permit gambling or unlawful practice or practices of any kind in the leased Premises.

15.	The LESSOR or any agents or watchmen shall have the right with a passkey or otherwise, to enter any Premises in the building at any time to examine the same or to make such alterations, repairs, or additions as it shall deem necessary for the safety, preservation, cleanliness or improvement of the building.

16.	All glass. locks and trimmings in or about the doors and windows and all electric globes and shades, belonging to the building, shall be kept whole, and whenever broken by any LESSEE, shall be immediately replaced or repaired and put in order by such LESSEE under the direction and to the satisfaction of the LESSOR, and on removal, shall be left whole and in good repair.

17.	LESSOR reserves the right to make and enforce such other reasonable rules and regulations as, in its judgment, may be deemed necessary or advisable from time to time to promote the safety, care, and cleanliness of the Premises and for the preservation of good order therein, so long as such rules and regulations are uniformly enforced.

Understood and Accepted by LESSEE:	Date:

Exhibit A

Sketches of the Premises